UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2009

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2009, the Board of Directors of AeroGrow International, Inc. (the “Company”) adopted an annual incentive compensation plan covering the Company’s employees and executive officers for the fiscal year ending March 31, 2010 (the “Incentive Plan”).  The Incentive Plan provides for bonus payments to employees and executive officers in the event that certain EBITDA targets are achieved (the “EBITDA Targets”).  The EBITDA Targets were derived during the Company’s annual planning process and assume significant improvement in the Company’s financial results.  As a result, achieving the EBITDA Targets will be difficult and will require that the Company simultaneously meet or exceed some combination of its underlying sales, gross margin, and overhead spending goals.  If the EBITDA Targets are achieved or exceeded, the Company will make the bonus payments upon the completion of the audit of the Company’s financial results for the fiscal year ending March 31, 2010.  Bonus payments will equal a percentage of an individual’s annual base salary, ranging from 5% to 50% depending on the individual, and on the Company’s performance against the EBITDA Targets.  In the event that the EBITDA Targets are not achieved, the Company will not make any bonus payments under the Incentive Plan.  If the EBITDA Targets are achieved or exceeded, the Company will make aggregate bonus payments ranging from $238,000 to $821,500.

The Incentive Plan replaces existing bonus arrangements incorporated in employment contracts between the Company and its senior executives, including the Company’s Named Executive Officers, as that term is defined by Item 402(a)(3) of Regulation S-K.

The Incentive Plan provides for the following range of payments to the Named Executive Officers:

Named Executive Officer	Title	Bonus if EBITDA Targets Not Achieved	Bonus Range if EBITDA Targets Achieved (1)
Jervis B. Perkins	President and Chief Executive Officer	$ - 0 -	$75,000 to $225,000
H. MacGregor Clarke	Chief Financial Officer	$ - 0 -	$50,000 to $150,000
Jeffrey M. Brainard	Vice President, Sales	$ - 0 -	$20,000 to $62,000

(1) 50% of Mr. Brainard’s bonus payment range is dependent on achieving or exceeding the EBITDA Targets.  50% of Mr. Brainard’s bonus payment range is dependent on achieving or exceeding a defined level of net sales to retailer customers.

Also on August 12, 2009, the Board of Directors amended the Company’s 2005 Equity Compensation Plan (the “Plan”), in accordance with the terms of the Plan.  The amendment deleted the provisions of the Plan restricting the Committee (as defined in the Plan) responsible for administering the Plan from (i) amending the terms of previously granted options to reduce the option price of such options, or (ii) canceling such options and granting substitute options with a lower option price than the canceled options.  All other terms of the plan remain the same.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer

DATED:  August 18, 2009